CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 61 to the Registration Statement on Form N-4 (Nos. 2-72671 and 811-3199 ) (the “Registration Statement”) of our report dated April 23, 2021, relating to the statutory financial statements and schedules of Zurich American Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 24, 2023